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                                                                   EXHIBIT 10.17
                              UAI TECHNOLOGY, INC.
                                  OFFICE LEASE


            THIS LEASE ("Lease") is made 7/1/98, 199_, between UAI TECHNOLOGY, INC. ("Landlord") and UNITED THERAPEUTICS CORPORATION ("Tenant"). Landlord is a Corporation, organized under the laws of Delaware, with principal offices at 68 Alexander Drive, Research Triangle Park, NC 27709 (the "Premises"). Tenant is a Corporation, organized under the laws of DELAWARE , with principal offices located at 2 DAVIS DRIVE, RESEARCH TRIANGLE PARK, NC 27709.

                                    ARTICLE 1
                                    PREMISES

1.01 PREMISES. Landlord leases to Tenant offices in the Premises as outlined on the Floor Plan attached as Exhibit A. The Rental Space consists of approximately 4,600 square feet of rentable space. Tenant will have primary access to space identified in Exhibit A and identified as Section I or Section II. Tenant shall have shared access to space identified as Section III. Primary access shall mean access which is available for the exclusive use of Tenant. Shared access shall mean space which will be shared by the Tenant and the Landlord and available for use by both. The Building is shown as Exhibit B and is located on the land described in Exhibit C ("Land"). The Premises contain the fixtures, improvements, and other property now installed plus any Landlord Improvements required by Section 4.05 and Exhibit D.

1.02 COMMON AREAS. Tenant and its agents, employees, and invitees have the non-exclusive right with others designated by Landlord to the free use of the common areas ("Common Areas") in the Building and on the Land for the Common Areas' intended and normal purpose. Common Areas include, sidewalks, parking areas and driveways located outside Building I, as identified in Exhibit B, and hallways, public bathrooms, common entrances, lobby, and other similar public areas and access ways identified in Sections I, II and III on Exhibit A. Landlord may change the Common Areas if the changes do not materially and unreasonably interfere with Tenant's access to or use of the Premises.

                                   ARTICLE II
                                       USE

Tenant shall use the Premises for general office use, unless Landlord gives its advance written consent to another use. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Premises to be used for general offices. Tenant shall not create a nuisance or use the Premises for any immoral or illegal purposes. Tenant shall not use the space for any scientific experimentation, except for such processes that are performed completely by computer, without the use of any prohibited substances, as referenced in section 7.04 below. Tenant will inform all its employees, and when applicable, visitors, of appropriate usage of space as defined in this section and in other sections of this Lease. Tenant will be directly responsible for any violation of any terms of usage of Premises by any parties associated with Tenant.

                                   ARTICLE III
                                      TERM

The Lease begins ("Commencement Date") on the earlier of:

            (a) The date Tenant takes possession and occupies the Premises; or

            (b) After (i) the Premises are substantially completed according to Section 4.01, (ii) Landlord gives the notice required by
                    Section 4.02, (iii) Landlord is ready, willing and able to deliver actual possession of the Premises, and (ii) the Target Date set in Section 4.01 has arrived.


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Except as provided in Section 5.02 below, the Lease ends ("Expiration Date") at
11:59 p.m. on the last day of the calendar month of June, three (3) years following the Commencement Date, unless terminated earlier under this Lease. Within thirty (30) days after the Commencement Date, the parties shall confirm in writing the Commencement and Expiration Dates.

                                   ARTICLE IV
                             COMPLETION OF PREMISES

4.01 SUBSTANTIAL COMPLETION. Landlord shall use its best efforts to substantially complete the Premises by July 1, 1998 ("Target Date"). Substantially complete means completing Landlord's Improvements (Section 4.05 and Exhibit D) so that Tenant can use the Premises for their intended purposes.

4.02 NOTICE. Landlord shall give Tenant at least ten (10) days advance notice of the estimated substantial completion date if different from the Target Date. If the estimated substantial completion date changes at any time after Landlord gives notice, then Landlord shall give ten (10) days advance notice of the new estimated substantial completion date.

4.03 INSPECTION AND PUNCHLIST. Within 30 days after the Commencement Date, the parties shall inspect the Premises, have all systems demonstrated, and prepare a punchlist. The punchlist shall list incomplete, minor, or insubstantial details of construction; necessary mechanical adjustments; and needed finishing touches. Tenant's acceptance of possession of the Premises after such inspection shall be conclusive evidence that the Premises were in good order and satisfactory condition, except for any punchlist items. Landlord reserves the right to inspect and reasonably approve Tenant's improvements.

4.04 DELAYED POSSESSION. Tenant may cancel this Lease if Landlord cannot deliver actual possession of the substantially complete Premises by ninety (90) days after the Target Date. To cancel, Tenant must give notice to Landlord within sixty (60) days after the expiration of such ninety (90) day period and before Landlord gives notice to Tenant that the Premises are substantially complete. The ninety (90) day period above shall be extended in the time equal to any period of delay caused by Tenant. Within thirty (30) days after cancellation, Landlord shall return to Tenant prepaid consideration including Rent and deposits, and neither party shall have any further rights or obligations under this Lease.

4.05 LANDLORD IMPROVEMENTS. Landlord, at its expense, shall make improvements to the Premises in accord with Exhibit D ("Landlord Improvements"). The Landlord Improvements shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules, and regulations of governmental authorities.

                                    ARTICLE V
                                RENT AND SECURITY

5.01 BASE RENT. Tenant shall pay to Landlord Base Rent during the Term, as follows:

            Section I, consisting of approximately 2,800 square feet,
                        including allocated shared space shown on Exhibit A Annual rent of $46,200, monthly rent of $3,850

            Section II, consisting of approximately 1,800 square feet, including allocated shared space shown on Exhibit A Annual rent of $29,700, monthly rent of $2,475

            The Base Rent shall be paid:

            (a)      without advance notice, demand, offset, or deduction;

            (b)      by the first day of each month during the Term; and

            (c) to Landlord at its address set forth in Section 13.03 or as Landlord may specify in writing to Tenant.


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If the Term does not begin on the first day or end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

If Tenant fails to pay part or all of the Base Rent by the fifth (5th) day of the month due, it is past due, the Tenant shall also pay:

            (a) a late charge equal to four percent (4%) of the unpaid Base Rent and Additional Rent, plus

            (b) interest at eighteen percent (18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to the date originally due until paid.

5.02 SPECIAL TERMINATION PROVISION FOR SECTION II. Upon six (6) months written notice from Landlord to Tenant, Landlord may require Tenant to vacate offices and associated common areas located in Section II of Exhibit A. All obligations of Tenant for renting such space would be terminated upon Tenant's vacating said space as of such termination date, or earlier date if agreed to by Landlord.

5.03 CPI ADJUSTMENT. The Base Rent shall be subject to upward adjustments, based on the Consumer Price Index, one year after the Commencement Date of this Lease and at the end of each subsequent year, during the term of this Lease in accordance with the following provisions:

            (a) The index to be used for this adjustment shall be the Consumer Price Index (U.S., All Urban Consumers, All Items, 1982-84 equaling a base of 100, as published by the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

            (b) The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the Base Rent. The result shall added to the Base Rent. This arithmetical sum shall then be the Adjusted Base Rent for such immediately succeeding leasehold year which shall be paid in monthly installments.

            (c) If the Consumer Price Index is, at any time during the term of this Lease, discontinued or no longer published, then the most nearly comparable published measure of inflation, as determined by Landlord in its sole discretion, shall be substituted for the purpose of this calculation.

5.04 EXPENSE AND TAX ESCALATIONS. Base Rent shall be adjusted on each anniversary of the Commencement Date by increasing the Base Rent paid during the preceding year by an amount equal to the Tenant's pro rata share of the increase of Operating Expenses and Real Estate Taxes as defined hereinafter.

            (a) TAXES. Should the percentage rate for Real Estate Taxes on the space occupied by Tenant increase in any calendar year, then Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Proportion of the amount by which Taxes for any calendar year were in excess of the amount that said Taxes would have been had it not been for such increase..

            (b) OTHER EXPENSES. Should the per-square-foot cost for Other Expenses associated with operating the Premises (including but not limited to Janitorial Services, Utilities, Building Maintenance, Grounds Maintenance, Insurance, and other services directly related to the operations of the Premises) increase, then Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Proportion of the amount by which Other


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                  Expenses for any calendar year were in excess of the amount that said Other Expenses would have been if the increase had not taken place.

5.05 PERSONAL PROPERTY TAX. Before delinquency Tenant shall pay taxes assessed during the Term against trade fixtures or personal property placed by Tenant in the Premises. If these taxes are assessed against the Building, Tenant shall pay its share of the taxes to Landlord within ten (10) days after receiving Landlord's written statement setting forth the amount of taxes applicable to Tenant's property and the basis for the charge to Tenant. Tenant's failure to pay within the ten-day period shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Base Rent or Additional Rent.

5.06 SECURITY DEPOSIT. The Tenant has deposited one month's rent, as defined in
Section 5.01 above (Security Deposit) with Landlord to secure Tenant's performance of its Lease obligations. If Tenant defaults Landlord may, after giving five (5) days advance notice to Tenant, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default. If Landlord so uses part or all of the Security Deposit, then Tenant shall within ten (10) days after written demand, pay Landlord the amount used to restore the Security Deposit to its original amount. Landlord may mix the Security Deposit with its own funds, and the Security Deposit shall not earn interest thereon. Any part of the Security Deposit not used by Landlord as permitted by this paragraph shall be returned to Tenant within thirty (30) days after the Lease ends.

                                   ARTICLE VI
                             AFFIRMATIVE OBLIGATIONS

6.01        COMPLIANCE WITH LAWS.

            (a) LANDLORD'S COMPLIANCE. Landlord warrants, that on the Commencement Date, the Premises will comply with all applicable laws, ordinances, rules, and regulations of governmental authorities ("Applicable Laws"). During the Term, Landlord shall comply with all Applicable Laws regarding the Premises and Building except to the extent Tenant must comply under Section 6.01(b).

            (b) TENANT'S COMPLIANCE. Tenant shall comply with all Applicable Laws (i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling. Notwithstanding the foregoing, Tenant shall comply with any requirements imposed under the Americans with Disabilities Act of 1990 ("ADA") which relate exclusively to the Premises.

6.02        SERVICES AND UTILITIES.

            (a) SERVICES. Landlord shall provide at its expense, subject to reimbursement under Section 5.04:

                        (i) Heating, ventilation, and air conditioning ("HVAC") for the Premises during business hours to maintain temperatures for comfortable use and occupancy;

                        (ii) Janitorial services to the Premises (all business days, Monday through Friday);

                        (iii) Hot and cold water sufficient for drinking,
                              lavatory, toilet, and ordinary cleaning purposes;

                        (iv) Electricity to the Premises at all times that provides electric current in reasonable amounts necessary for normal office use, lighting, and HVAC;

                        (v) Replacement of lighting tubes, lamp ballasts, and bulbs;



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                        (vi)  Extermination and pest control when necessary; and

                        (vii) Maintenance of Common Areas in a manner consistent
                              with other comparable office buildings in the Raleigh, North Carolina area. The maintenance shall include cleaning, HVAC, illumination, snow shoveling, deicing, repairs, replacements, lawn care, and landscaping.

            (b) BUSINESS HOURS.  "Business Hours" means:

                        (i) Monday through Friday, 8:00 a.m. through 5:30 p.m., and

                        (ii) excludes the following holidays or the days on which the holidays are designated for observance:
                              New Year's Day, Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day.

            (c) 24 HOUR ACCESS. Tenant, its employees, agents, and invitees shall have access to the Premises, twenty-four (24) hours a day, seven (7) days a week. During non business hours Landlord may restrict access by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification. Landlord may temporarily close the Building if required in an emergency. Landlord shall use its best efforts to close the Building during non business hours only. If, however, the Building must be closed during business hours, then the Base Rent and Additional Rent shall abate during any closing that lasts more than twenty-four (24) hours.

            (d) EXTRA SERVICES. Landlord, shall have the right to monitor the Tenant's use of electricity consumption within the Premises. Whenever Landlord knows that any tenant (including Tenant) is using extra services because of either non business-hours use or high electricity consumption installations, Landlord may directly charge that tenant for the extra use and exclude those charges from Operating Expenses. Extra services include:

                        (i) NON BUSINESS-HOURS USE. Electricity required by Tenant during non business hours shall be supplied upon reasonable advance verbal notice. If more than one tenant directly benefits from these services then the cost shall be allocated proportionately between or among the benefiting tenants based upon the amount of time each tenant benefits and the square footage each leases.

                        (ii) EXCESS UTILITY USE. Tenant shall not place or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, personal computers, adding machines, reproduction machines, and other machinery and equipment normally used in offices, unless Tenant receives Landlord's advance written consent. Landlord shall not unreasonably withhold or delay its consent, but Landlord may require payment for the extra use of electricity caused by operating this equipment or machinery. Landlord may require that special, high electricity consumption installations of Tenant such as computer or reproduction facilities (except personal computers or normal office photocopy machines) be separately sub-metered for electrical consumption at Tenant's cost.

                        (iii) PAYMENT. Tenant's charges for the utilities
                              provided under (i) and (ii) above shall be one hundred percent (100%) of Landlord's actual cost of labor and utilities and shall be Additional Rent.

                              Tenant's failure to pay the charges in (i) and
                              (ii) above within thirty (30) days of receiving a proper and correct invoice shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Base Rent.

            (e) INTERRUPTION OF SERVICES. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord, and such an interruption shall not:

                        (i) be considered an eviction or disturbance of Tenant's use and possession of the Premises;


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                        (ii)  make Landlord liable to Tenant for damages;

                        (iii) abate Base Rent or Additional Rent; or

                        (iv) relieve Tenant from performing Tenant's Lease obligations.

6.03        REPAIRS AND MAINTENANCE.

            (a)      TENANT'S CARE OF PREMISES.  Tenant shall:

                        (i)   keep the Premises and fixtures in good order;

                        (ii) make repairs or replacements to the Premises or Building needed because of Tenant's misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance or the insurance Landlord is required to carry under this Lease, whichever is greater;

                        (iii) repair and replace special equipment or decorative
                              treatments installed by or at Tenant's request and that serve the Premises only, except

                                    (1)     to the extent the repairs or
                                            replacements are needed because of
                                            Landlord's misuse or primary
                                            negligence, and are not covered by
                                            Tenant's insurance or the insurance
                                            Tenant is required to carry under
                                            this Lease, whichever is greater; or

                                    (2)     if the Lease is terminated under
                                            Article IX (Loss of Premises); and

                        (iv)  not commit waste.

            (b) LANDLORD'S REPAIRS. Except for repairs and replacements that Tenant must make under paragraph 6.03(a), Landlord shall pay for and make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment). Landlord shall make the repairs and replacements to maintain the Building in a condition consistent with other comparable office buildings in the Raleigh, North Carolina area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems, such as mechanical, electrical, HVAC, and plumbing.

            (c) TIME FOR REPAIRS. Repairs or replacements required under Sections 6.03(a) or 6.03(b) shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement.

            (d) SURRENDERING THE PREMISES. Upon the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition that the Premises were in on the Commencement Date except for:

                        (i)   ordinary wear and tear;

                        (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under paragraph 6.03(a);

                        (iii) condemnation;

                        (iv) damage arising from any cause not required to be repaired or replaced by Tenant; and

                        (v) alterations as permitted by this Lease unless consent was conditioned on their removal.


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                    On surrender Tenant shall remove from the Premises its
                    personal property, trade fixtures, and any alterations required to be removed under Section 7.01 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

                    Should Premises not be in the same condition as they were on the Commencement Date, except as provided above, Tenant shall be required to take steps necessary to restore said condition. Should Tenant not perform such measures, Landlord reserves the right to perform any required repairs to bring Premises back to said condition at Tenant's expense. Landlord may use funds held as Tenant's Security Deposit for payment of such repair. However, if such repairs are in excess of the amount of Security Deposit, Tenant will be responsible for paying to Landlord the amount still owed.

                                   ARTICLE VII
                              NEGATIVE OBLIGATIONS

7.01        ALTERATIONS.

            (a) DEFINITIONS. "Alterations" means alterations, additions, substitutions, installations, changes, and improvements, but excludes minor decorations and the Improvements Landlord is to make under Section 4.05 and Exhibit D.

            (b) CONSENT. Tenant shall not make Alterations without the Landlord's advance written consent.

            (c)   CONDITIONS OF CONSENT. Landlord may condition its consent in
                  Section 7.01(b) on all or any part of the following:

                  (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the alterations as requested by Tenant.

                  (ii)  The Alterations shall be performed and completed-

                        (1)   in accord with the submitted plans and
                              specifications approved by Tenant and Landlord.

                        (2)   in a workmanlike manner,

                        (3) in compliance with all applicable laws, regulations, rules, ordinances, and other requirements of governmental authorities,

                        (4) using new materials and installations at least equal in quality to the original Building materials and installations,

                        (5) by not disturbing the quiet possession of the other tenants,

                        (6) by not interfering with the construction, operation, or maintenance of the Building, and

                        (7)   with due diligence;

                  (iii) tenant shall use workers and contractors who Landlord employs or approves in writing, which approval shall not be unreasonably withheld or unduly delayed;


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                        (iv)  Tenant shall modify plans and specifications
                              because of reasonable conditions set by Landlord after reviewing the plans and specifications;

                        (v) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits, naming Landlord as an additional insured, to the extent its interest may appear;

                        (vi) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors;

                        (vii) Tenant shall, at Landlord's sole option, supply a
                              lien and completion bond, bank letter of credit, or other security satisfactory to Landlord, in an amount equal to the estimated cost to insure Landlord against materials and mechanics' liens and against completion of the Alterations;

                       (viii) Tenant shall give Landlord at least fifteen (15)
                              days advance notice before beginning any alterations so that Landlord may post or record notices of nonresponsibility;

                        (ix) Upon demand Tenant shall give Landlord evidence that it complied with any condition set by Landlord;

                        (x) If Tenant completes alterations, Tenant shall give Landlord complete as-built mylar drawings of the Alterations after they are finished; and

                        (xi) Tenant shall remove any unusual additions, alterations and repair any damage from their removal by the Expiration Date.

            (d) PAYMENT AND OWNERSHIP OF THE ALTERATIONS. Alterations made under this paragraph shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease ends except for those Alterations required by Landlord to be removed by Tenant, if any, under Section 7.01(c)(xi). Nevertheless, Tenant may remove its trade fixtures, furniture, equipment, and other personal property if Tenant promptly repairs any damage caused by their removal.

7.02        ASSIGNMENT AND SUBLEASING.

            (a) CONSENT REQUIRED. Tenant shall not transfer, mortgage, encumber, assign, or sublease all or part of the Premises without Landlord's advance written consent. Notwithstanding the foregoing, Tenant may assign or sublease all or part of the Premises without first obtaining Landlord's consent to (i) any entity, directly controlling, controlled by or under common control of Tenant, or (ii) to any corporation with which Tenant may merge or consolidate or to any corporation with which it may transfer all or substantially all of its assets.

7.03        EMPLOYMENT LAW REQUIREMENTS

            (a) Tenant shall take such precautions as to ensure business practices appropriate with all applicable employment laws. Tenant shall promptly respond to any charges by Landlord, other tenants of the Premises, or civil authorities in regard to complaints against any and all types of employment law violations. Tenant agrees to hold Landlord harmless from any and all claims or violations of employment law by employees or agents of Tenant.

7.04        HAZARDOUS MATERIALS AND ANIMAL TESTING.

            (a) No hazardous materials of any kind, including but not limited to any biochemical materials, anything regarded as a toxic material, and anything radioactive, are permitted within the Premises or on any property owned by Landlord.


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            (b)   No animal testing or experimentation is permitted on the
                  Premises or on any property owned by Landlord.

                                  ARTICLE VIII
                                    INSURANCE

8.01        INSURANCE.

            (a) LANDLORD'S BUILDING INSURANCE. Landlord shall keep the Building, including the Landlord Improvements insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time.

            (b) PROPERTY INSURANCE. Each party shall keep its personal property and trade fixtures in the Premises and Building insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-Building-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property. Tenant's property insurance shall also provide for business interruption/extra expense coverage in sufficient amounts.

            (c) LIABILITY INSURANCE. Each party shall maintain contractual and comprehensive general liability insurance, including limits of no less than $1,000,000 per occurrence/$2,000,000 aggregate per location subject to no deductible contractual liability covering the indemnities specified herein. This policy must be written on an occurrence basis.

                  Policy shall be endorsed to name Landlord as additional insured. Definition of additional insured shall include all Partners, Officers, Directors, Employees, agents and representatives of the named entity including its managing agent. Further, coverage for the additional insured shall apply on a primary basis irrespective of any other insurance, whether collectible or not.

            (d) WORKERS COMPENSATION AND EMPLOYEE LIABILITY INSURANCE. Affording coverage under the Workers Compensation laws of the State of North Carolina and Employers Liability coverage subject to a limit of no less than $100,000 each employee, $100,000 each accident, $500,000 policy limit.

            (e) UMBRELLA LIABILITY INSURANCE. Tenant shall maintain umbrella liability insurance at not less than a $3,000,000 limit providing excess coverage over all limits and coverage noted in Sections 8.01.c and 8.01.d above. This policy shall be written on an occurrence basis.

            (f) WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building, or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers. The waiver does not apply to claims caused by a party's willful misconduct.

                  If despite a party's best efforts it cannot find an insurance company meeting the criteria in Section 8.01(f) that will give the waiver at reasonable commercial rates, then it shall give notice to the other party within thirty
                  (30) days after the Commencement Date. The other party shall then have thirty (30) days to find an insurance company that will issue the waiver. If the other party also cannot find such an insurance company, then both parties shall be released from their obligations to obtain the waiver.

            (g) INCREASE IN INSURANCE. If due to Tenant's particular use of the Premises, Landlord's insurance rates are increased, Tenant shall pay the reasonable and direct increase. In addition, the amounts of coverage required by this Lease are subject to review by Landlord at the end of each Adjustment Period. At each review, if necessary to maintain the same level of coverage that existed on the Commencement Date, the amounts of coverage shall be increased to the lesser of:

                        (i) the amounts of coverage carried by prudent landlords and tenants of comparable office buildings in the Raleigh, North Carolina area; or

                        (ii) twenty-five percent (25%) higher than the previous insurance amounts.

            (h) INSURANCE CRITERIA. Insurance policies required by this Lease shall:

                        (i) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholder's ratings of at least A and a financial rating of at least XI in the most current Best's Insurance Reports available on the date of this Lease;

                        (ii) name the non procuring party as an additional insured as its interest may appear (other landlords or tenants may also be added as additional insurers in a blanket policy);

                        (iii) provide that the insurance not be canceled or
                              materially changed in the scope or amount of coverage unless thirty (30) days' advance notice is given to the non procuring party;

                        (iv) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry;

                        (v) be permitted to be carried through a "blanket policy" or "umbrella" coverage;

                        (vi) have property deductibles not greater than $5,000; and

                        (vii) be maintained during the entire Term.

            (i) EVIDENCE OF INSURANCE. By the Commencement Date and upon each renewal of its insurance policies, Tenant shall give copies of certificates of insurance to Landlord. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in
                    Section 8.01(f). The policies shall be renewed or replaced and maintained by Tenant. If Tenant fails to give the required certificate within thirty (30) days after the notice of demand for it, Landlord may obtain and pay for that insurance, but is not obligated to do so, and receive reimbursement from the party required to have the insurance.

8.02        INDEMNIFICATION.

            (a) TENANT'S INDEMNITY. Tenant indemnifies, defends, and holds Landlord harmless from claims, including but not limited to claims:

                        (i)   for personal injury, death, or property damage;

                        (ii) for incidents occurring in or about the Premises or Building; and

                        (iii) caused by the negligence or willful misconduct of
                              Tenant, its agents, employees, or invitees.

                  When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

            (b) LANDLORD'S INDEMNITY. Landlord indemnifies, defends, and holds Tenant harmless from claims:

                        (i)   for personal injury, death, or property damage;

                        (ii) for incidents occurring in or about the Premises or Building; and

                        (iii) caused by the negligence or willful misconduct of
                              Landlord, its agents, employees, or invitees.

                  When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees, or invitees, Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

            (c) RELEASE OF CLAIMS. Notwithstanding Section 8.02(a) and (b), the parties release each other from any claims either party ("Injured Party") has against the other to the extent the claim is covered by the Injured Party's insurance.

8.03        LIMITATION OF LANDLORD'S LIABILITY.

            (a) TRANSFER OF PREMISES. If the Building is sold or transferred, voluntarily or involuntarily, Landlord's Lease obligations and liabilities accruing after the transfer shall be the sole responsibility of the new owner, and

                        (i) the new owner expressly agrees in writing to assume Landlord's obligations; and

                        (ii) the Tenant's funds in the hands of Landlord, such as the Security Deposit, shall be given to the new owner.

            (b) LIABILITY FOR MONEY JUDGMENT. If Landlord, its employees, officers, directors or partners are ordered to pay Tenant a money judgment because of Landlord's default, Tenant's sole remedy to satisfy the judgment shall be to execute against Landlord's interest in the Building and Land. Under no circumstance will Landlord, or its officers, directors, partners or employees be personally liable for any money judgment.

                                   ARTICLE IX
                                LOSS OF PREMISES
9.01        DAMAGES.

            (a)   DEFINITION. "Relevant Space" means:

                        (i) the Premises, excluding Tenant's fixtures installed by or at the request of Tenant;

                        (ii)  access to the Premises; and

                        (iii) any part of the Building that provides essential
                              services to the Premises.

            (b) REPAIR OF DAMAGE. If the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within sixty (60) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within sixty (60) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

                  If the Relevant Space cannot be repaired and restored within the sixty (60) day period, then either party, may, within thirty (30) days after determining that the repairs and restoration cannot be made within sixty (60) days, cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within one year from the date of the damage, then Tenant may cancel the Lease at any time within thirty (30) days after the sixty (60) day period. Tenant shall not be able to cancel this Lease if its willful misconduct causes the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

            (c) DETERMINING THE EXTENT OF DAMAGE. If the parties cannot agree in writing whether the repairs and restoration will take more than one year to make, then the determination will be made by Landlord's architect. Landlord will make its best effort to determine damage within ten (10) business days of an occurrence.

            (d) ABATEMENT. Unless the damage is caused by Tenant's willful misconduct, the Base Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and notice to Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

            (e)   TENANT'S PROPERTY. Notwithstanding anything else in this
                  Article IX, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

            (f)   DAMAGE TO BUILDING. If:

                        (i) more than twenty percent (20%) of the Building is damaged and the Landlord decides not to repair and restore the Building;

                        (ii) any mortgagee of the Building shall not allow adequate insurance proceeds for repair and restoration;

                        (iii) the damage is not covered by Landlord's insurance;
                              or

                        (iv) the Lease is in the last twelve (12) months of its Term, then Landlord may cancel this Lease. To cancel, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

            (g) CANCELLATION. If either party cancels this Lease as permitted above, then this Lease shall end on the day specified in the cancellation notice. The Base Rent, Additional Rent, and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Base Rent and Additional Rent, accounting for any abatement, plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

9.02        CONDEMNATION.

            (a) DEFINITIONS. The terms "eminent domain," "condemnation," "taken," and the like in Section 9.02 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

            (b) ENTIRE TAKING. If the entire Premises or the portions of the Building required for reasonable access to, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

                        (i)   the date title vests; or

                        (ii) the date Tenant is dispossessed by the condemning authority.

            (c) PARTIAL TAKING. If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may terminate this Lease on the earlier of:

                        (i)   the date when title vests;

                        (ii) the date Tenant is dispossessed by the condemning authority; or

                        (iii) sixty (60) days following notice to Tenant of the
                              date when vesting or dispossession is to occur.

                  If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Base Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.

            (d) TERMINATION BY LANDLORD. If title to a part of the Building other than the Premises is condemned, and in the Landlord's reasonable opinion, the Building should be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the notice is given.

            (e) RENT ADJUSTMENT. If the Lease is canceled as provided in Sections 9.02(b), (c), or (d), then the Base Rent, Additional Rent, and other charges shall be payable up to the cancellation date, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Base Rent and Additional Rent plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

            (f) REPAIR. If the Lease is not canceled as provided for in Sections 9.02(b), (c), or (d), then Landlord at its expense shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but only to the extent of the:

                        (i)   condemnation award received for the damage; and

                        (ii)  the Landlord's original obligation under Section
                              4.05 and Exhibit D.

            (g) AWARDS AND DAMAGES. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. Notwithstanding anything else in this Paragraph 9.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant, excluding the Landlord's Improvements, and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by this provision, at its own expense, and neither shall have any right to the award made to the other.

            (h) TEMPORARY CONDEMNATION. If part or all of the Premises are condemned for a limited period of time ("Temporary Condemnation"), this Lease shall remain in effect. The Base Rent and Additional Rent and Tenant's obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.

                                    ARTICLE X
                                     DEFAULT

10.01       TENANT'S DEFAULT.

            (a)   DEFAULTS. Each of the following constitutes a default
                  ("Default"):

                        (i) Tenant's failure to pay Base Rent or Additional Rent within five (5) days after it is past due and payable;

                        (ii) Tenant's failure to pay Base Rent or Additional Rent by the due date, at any time during a calendar year in which Tenant has already received two (2) notices of its failure to pay Base Rent or Additional Rent by the due date;

                        (iii) Tenant's failure to observe any of the material
                              terms of the Lease Agreement. If Tenant shall violate any of the material terms of Section 7.04 above, Tenant will be required to immediately cure such violation. If such violation is not cured, Landlord may require Tenant to evacuate space, and may have the option to terminate this Lease Agreement. Tenant will be responsible for all costs incurred by Landlord in attempting to cure any violation under Section 7.04 above.

                        (iv) Tenant's failure to perform or observe any other material Tenant obligation after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

                        (v)   Tenant's abandoning or vacating the Premises;

                        (vi) Tenant's failure to vacate or stay any of the following within sixty (60) days after they occur:

                                (1) a petition in bankruptcy is filed by or against Tenant;

                                (2)     Tenant is adjudicated as bankrupt or
                                        insolvent;

                                (3) a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

                                (4)     Tenant makes an assignment for the
                                        benefit of creditors.

10.02       LANDLORD'S REMEDIES.

            (a) REMEDIES. Landlord in addition to the remedies given in this Lease or under the law, may do any one or more of the following if Tenant commits a material Default under Section 10.01:

                        (i) end this Lease, and Tenant shall then surrender the Premises to Landlord;

                        (ii) enter and take possession of the Premises either with process of law and remove Tenant, with or without having ended the Lease; and

                        (iii) alter locks and other security devices at the
                              Premises with process of law.

                  Tenant waives claims for damages by reason of Landlord's reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process.

            (b) NO SURRENDER. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in writing signed by both parties.

            (c) RENT. If Landlord terminates this Lease or Tenant's right to possess the Premises because of a material Default, Landlord may hold Tenant liable for Base Rent, Additional Rent, and other indebtedness accrued to the date the Lease expires or is terminated. Tenant shall also be liable for the Base Rent, Additional Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no material default, reduced by any sums Landlord receives by reletting the Premises during the Term.

            (d) OTHER EXPENSES. Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant's Default:

                        (i) reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease;

                        (ii) the cost of removing and storing Tenant's property;


                        (iii) other necessary, reasonable and direct expenses
                              incurred by Landlord in enforcing its remedies, including, without limitation, reasonable attorneys fees.

            (e) PAYMENT. Tenant shall pay the sums due in Sections 10.02(c) and (d) within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts.

            (f) RELETTING. Landlord may relet for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any reasonable terms including a reasonable amount of free rent.

10.03 SELF-HELP. If Tenant defaults, Landlord may, without being obligated and without waiving the Default, cure the Default, and may enter the Premises to do so. Tenant shall pay Landlord, upon demand, as Additional Rent, all costs, expenses and disbursements incurred by Landlord.

10.04 SURVIVAL. The remedies permitted by this Article X and the parties' indemnities in Section 8.02 shall survive the Expiration Date or earlier termination of this Lease.

10.05 TENANT'S REMEDIES. If Landlord shall default in the performance of any material covenant to be performed under this Lease, then


      (i) if the default is not cured by Landlord within five days of written request from Tenant, Landlord shall be responsible for the necessary, reasonable and direct expenses incurred by Tenant in correcting such default and

      (ii) if, in connection with the enforcement of the Tenant's rights or remedies, the Tenant shall incur fees and expenses for services rendered, and Tenant shall prevail in litigation, then such fees and expenses shall be immediately reimbursed by Landlord. If Landlord shall prevail in litigation then such fees and expenses shall be immediately reimbursed by Tenant.

                                   ARTICLE XI
                                 NON DISTURBANCE

11.01       SUBORDINATION.

            (a) MORTGAGES. Subject to Section 11.01(b), this Lease is subordinate to prior or subsequent mortgages covering the Building.

            (b)   FORECLOSURES. If any mortgage is foreclosed, then:

                        (i)   This Lease shall continue;

                        (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default;

                        (iii) Tenant will attorn to and recognize the mortgagee
                              or purchaser at foreclosure sale (Successor
                              Landlord) as Tenant's landlord for the remaining Term; and

                        (iv)  The Successor Landlord shall not be bound by:

                                (1) any payment of Base Rent or Additional Rent for more than one month in advance, except the Security Deposit and free rent, if any, specified in the Lease,

                                (2) any amendment, modification, or ending of this Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, and

                                (3) any liability for any act or omission of a prior Landlord.

            (c) SELF-OPERATING. This Section 11.01 is self-operating. However, Tenant shall promptly execute and deliver any documents needed to confirm this arrangement.

11.02       ESTOPPEL CERTIFICATE.

            (a) OBLIGATION. Tenant shall from time to time, within ten (10) business days after receiving a written request from Landlord, execute and deliver to Landlord a written statement which may be relied upon by Landlord and any third party with whom the Landlord is dealing and which shall certify:

                        (i)   the accuracy of the Lease document;

                        (ii) the Commencement and Expiration Dates of the Lease;

                        (iii) that the Lease is unmodified and in full effect or
                              in full effect as modified, stating the date and nature of the modification;

                        (iv) whether to the Tenant's knowledge the Landlord is in default or whether the Tenant has any claims or demands against Landlord, and, if so, specifying the Default, claim, or demand; and

                        (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

            (b)   REMEDY. The Tenant's failure to comply with its obligations in
                  Section 11.02(a) shall be a Default, except that the cure period for this Default shall be five (5) business days after the Tenant receives notice of the Default.

11.03 QUIET POSSESSION. If Tenant is not in default, and subject to the Lease terms, Landlord warrants that Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by anyone claiming by or through Landlord.

                                   ARTICLE XII
                                LANDLORD'S RIGHTS

12.01       RULES.

            (a)   RULES. Tenant, its employees and invitees, shall comply with:

                        (i)   the Rules attached as Exhibit E; and

                        (ii) reasonable modifications and additions to the Rules adopted by Landlord.

            (b) CONFLICT WITH LEASE. If a Rule issued under Section 12.01(a) conflicts with or is inconsistent with any Lease provision, the Lease provision controls.

            (c) ENFORCEMENT. Although Landlord is not responsible for another tenant's failure to observe the Rules, Landlord shall not unreasonably enforce the Rules against Tenant.

12.02       MECHANIC'S LIENS.

            (a) DISCHARGE LIEN. Tenant shall, within twenty (20) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request:

                        (i)   discharge the lien; or

                        (ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

                  If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these liens.

            (b) LANDLORD'S DISCHARGE. If Tenant does not discharge the lien or post the bond within the twenty (20) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord as Additional Rent.

            (c) CONSENT NOT IMPLIED. This Section 12.02 is not a consent to subject Landlord's property to these liens.

12.03       RIGHT TO ENTER.

            (a) PERMITTED ENTRIES. Landlord and its agents, servants, and employees may enter the Premises at reasonable times, and at any time if an emergency, without charge, liability, or abatement of Base Rent, to:

                        (i)   examine the Premises;

                        (ii) make repairs, alterations, improvements, and additions either required by the Lease or advisable to preserve the integrity, safety, and good order of part or all of the Premises or Building;

                        (iii) provide janitorial and other services required by
                              the Lease;

                        (iv)  comply with Applicable Laws;

                        (v) show the Premises to prospective lenders or purchasers;

                        (vi)  post notices of non responsibility;

                        (vii) remove any Alterations made by Tenant in violation
                              of Section 7.01; and

                       (viii) post "For Sale" signs and, during the one hundred
                              twenty (120) days immediately before this Lease ends, post "For Lease" signs.

            (b) ENTRY CONDITIONS. Notwithstanding Section 12.03(a), entry is conditioned upon Landlord:

                        (i) giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

                        (ii)  promptly finishing any work for which it entered;
                              and

                        (iii) causing the least practical interference to
                              Tenant's business.

12.04       HOLDOVER.

            (a) HOLDOVER STATUS. If Tenant continues occupying the Premises after the Term ends ("Holdover") then:

                        (i) if the Holdover is with Landlord's written consent, it shall be a month-to-month tenancy, terminable on thirty (30) days advance notice by either party.

                        (ii) if the Holdover is without Landlord's written consent, then Tenant shall be a tenant-at-sufferance. Tenant shall pay by the first day of each month twice the amount of Base Rent and Additional Rent due in the last full month immediately preceding the Holdover period and shall be liable for any damages suffered by Landlord because of Tenant's Holdover, Landlord shall retain its remedies against Tenant who holds over without written consent.

            (b) HOLDOVER TERMS. The Holdover shall be on the same terms and conditions of the Lease except:

                        (i)   the Term;

                        (ii)  Base Rent and Additional Rent;

                        (iii) the extension Term is deleted;

                        (iv)  the Quiet Possession provision is deleted;

                        (v) Landlord's obligation for services and repairs is deleted; and

                        (vi) consent to an assignment or sublease may be unreasonably withheld and delayed.

12.05 SIGNS. Tenant shall not place or have placed any other signs, listings, advertisements, or any other notices anywhere in the Building or on the Premises without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. Landlord will provide direction signs for Tenant on the 68 Alexander Drive campus.

12.06 RIGHT TO RELOCATE. If the demised Premises comprise less than fifty percent (50%) of the floor where located, Landlord, at its option, may substitute for the Demised Premises other space (hereafter called "Substitute Premises") within the project before the commencement date or at any time during the term or any extension of their lease. Insofar as reasonably possible, the Substitute Premises shall have a comparable square foot area, configuration, and amenities substantially similar to the Demised Premises.

Landlord shall give Tenant at least ninety (90) days written notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant Shall have ten (10) days within which to agree with Landlord on the proposed new space and reasonable rent adjustments as may


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
be appropriate and unless such agreement is reached within such period of time, this lease shall terminate at the end of the ninety (90) day period of time following the aforesaid notice. In the event suitable substitute space is not available after Landlord's written notice then either party may terminate this lease with sixty (60) days advance written notice.

Landlord agrees to construct or alter, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Demised Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements, and alterations used in the Demised Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord's work is substantially completed.

Landlord shall pay Tenant's reasonable cost of moving Tenant's furnishings, trade fixtures, and inventory to the Substitute Premises. Except as provided herein, Tenant agrees that all of the obligations of this lease, including the payment of rent, will continue despite Tenant's location. Tenant's rent shall abate from the date the Demised Premises are closed until the date the Substitute Premises are open for business. Tenant agrees to use all reasonable efforts to open for business in the Substitute Premises as quickly as is reasonably possible under the circumstance.

Except as provided above, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this provision including, but not limited to, loss of goodwill, business, or profits.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.01 BROKER'S WARRANTY. The parties warrant that ANTHONY AND CO. is the only broker they dealt with on this Lease. The party who breaches this warranty shall defend, hold harmless, and indemnify the non breaching party from any claims or liability arising from the breach. Landlord is solely responsible for paying the commission of ANTHONY & CO.

13.02 ATTORNEY'S FEES. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

            (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or voluntary action before (after it is scheduled) trial or judgment;

            (b) the other party withdraws its action without substantially obtaining the relief it sought; or

            (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.


13.03 NOTICES. Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, as follows:



     To Tenant:      United Therapeutics Corporation          (mailing address)
                     ATTN:  Dr. Gilles Cloutier
                     P.O. Box 13169
                     Research Triangle Park, NC  27709



                                       and

     To Landlord:    UAI Technology, Inc.
                     ATTN:  Steven F. Maier
                     PO Box 13628, 68 Alexander Drive
                     Research Triangle Park, NC  27709



Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address. Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

13.04 PARTIAL INVALIDITY. If any Lease provision is invalid or unenforceable to any extent, then except that provision, the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

13.05 WAIVER. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

13.06 BINDING ON SUCCESSORS. This Lease shall bind the parties' heirs, successors, representatives, and permitted assigns.

13.07 GOVERNING LAW. This Lease shall be governed by the laws of the state in which the Building is located.

13.08 LEASE NOT AN OFFER. Landlord gave this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by both parties and an originally signed counterpart is delivered to Tenant by JUNE 30, 1998.

13.09 RECORDING. Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term, its Commencement and Expiration Dates, and other information the parties agree to include.

13.10 SURVIVAL OF REMEDIES. The parties' remedies shall survive the expiration or termination of this Lease when caused by the Default of the other party.

13.11 AUTHORITY OF PARTIES. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

13.12 BUSINESS DAYS. Business day means Monday through Friday inclusive, excluding holidays identified at Section 6.02(b). Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

13.13 ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties about the Premises and Building. Except for the Rules for which Section 12.01(a) controls, this Lease shall be modified only by a writing signed by both parties.

13.14 DEFINITION OF LEASE. This Lease consists of the following:

      (a)   Title Page;

      (b)   Table of Contents;

      (c)   Articles I through XIII;


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
      (d)   Signature Page;

      (e)   Exhibits A through E.



            IN WITNESS WHEREOF, the parties hereto have duly executed this Lease the day and year first above written.


LANDLORD:                   UAI TECHNOLOGY, INC.
                            ------------------------------------

                            SIGNATURE:

                            /s/ Mark E. Friedman
                            ------------------------------------
                                MARK E. FRIEDMAN

                            DATE:       7/2/98
                                 -------------------------------


WITNESS:                    NAME:       /s/ J.D.
                                 -------------------------------

                            TITLE:      Controller
                                 -------------------------------

                            DATE:       7/2/98
                                 -------------------------------


TENANT:                     UNITED THERAPEUTICS CORPORATION
                            ------------------------------------

                            SIGNATURE:

                            /s/ Gilles Cloutier
                            ------------------------------------
                                DR. GILLES CLOUTIER

                            DATE:       6/22/98
                                 -------------------------------


WITNESS:                    NAME:       /s/ Denise Corbisiero
                                 -------------------------------

                            TITLE:      Admin. Assistant
                                  ------------------------------

                            DATE:       7/7/98
                                 --------------------------------

                                    EXHIBIT C
                                      LAND




BEGINNING at an existing iron pipe located in the westernmost right-of-way line of T.W. Alexander Drive, marking the northeasternmost corner of the property described herein and having the North Carolina Grid Coordinates of N 787, 877.83, E 2, 035, 943.91; thence along and with the westernmost right-of-way line to T.W. Alexander Drive South 00(Degree) 49' 42" East 157.40 feet to an existing iron pipe; thence along with the westernmost right-of-way line to T.W. Alexander Drive South 01(Degree) 29' 40" East 527.60 feet to an existing concrete monument marking the easternmost point of the former southern border of a 10.462 acre tract, the property of UAI Technology, Inc.; thence along and with the westernmost right-of-way line of T.W. Alexander Drive South 01(Degree) 29' 40" East 316.40 feet to an existing concrete monument; thence along and with the northernmost line of other property of the Research Triangle Foundation of North Carolina South 88(Degree) 30' 20" West 695.60 feet to an existing concrete monument located in the easternmost line of the aforesaid property now or formerly of W.L. Lowe; thence along and with the easternmost line of the aforesaid property of W.L. Lowe, North 01(Degree) 07' 15" East 316.73 feet to an existing iron pipe marking the westernmost point of the former southern border of a 10.462 acre tract, the property of UAI Technology, Inc.; thence along and with the eastern line of the property now or formerly of W.L. Lowe, North 01(Degree) 04' 57" East 270.96 feet to an existing iron pipe; thence along and with the eastern line of other property of Research Trianlge Foundatin of North Carolina North 01(Degree) 23' 04" East 414.83 feet to an existing iron pipe; thence along and with the southern line of other property of Research Triangle Foundation of North Carolina North 88(Degree) 30' 20" East 649.96 feet to the point and place of BEGINNING, as shown on a plat and survey thereof entitled "Recombination and Foundation Survey - U.A.I. Technology, Inc." date May 3, 1991 by Boney and Associates, Inc. Engineering and Surveying, Raleigh, N.C. The southern five acres of this property is shown on a plat and survey recorded in Plat Book 124, Page 200 Durham County Registry. The northern 10.462 acres of this property is shown on a plat and survey recorded in Plat Book 106, Page 32, Durham County Registry. And Plat Book 124, Page 200 Durham County Registry.

                                    EXHIBIT D
                              LANDLORD IMPROVEMENTS

      -     Locks on office doors, to be provided at Tenant's expense.

      -     Landlord will provide keys for entry into main door of building.

      - A separate agreement regarding existing furniture and phone system will be made between Landlord and Tenant.

                                    EXHIBIT E
                              RULES AND REGULATIONS

(1) ACCESS TO COMMON AREAS OF THE PROPERTY. Landlord may from time to time establish security controls for the purpose of regulating access to the common areas of the property. Tenant shall abide by all such security regulations so established and agrees to always leave clear access for vehicular traffic through all parking lots, loading areas and driveways.

(2) PROTECTING DEMISED PREMISES. Before leaving the Demised Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Demised Premises.

(3) BUILDING DIRECTORIES. The directories of the building shall be used exclusively for the display of the name and location of tenants only and will be provided at the expense of Landlord. Any company names and/or name changes requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

(4) LARGE ARTICLES. Furniture, freight and other large or heavy articles may be brought into the building in a manner so as to not damage the property and always at Tenant's sole responsibility. All damage done to the building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant.

(5) SIGNS. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the building or on the Premises, or on any part of the inside of the Demised Premises which can be seen from the outside of the Demised Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter other than that above provided for without notice to Tenant.

(6) COMPLIANCE WITH LAWS. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Demised Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Demised Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.

(7) HAZARDOUS MATERIALS. Tenant shall not use or permit to be brought into the Demised Premises or the building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the building or its operation, or the Demised Premises, or any part of either, and will not do or permit to be done anything in or upon the Demised Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureaus, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the building, its appurtenances, contents or operation. Tenant shall not bring onto the Premises any biological, radioactive, or chemical substances.

(8) DEFACING DEMISED PREMISES AND OVERLOADING. Tenant shall not place anything or allow anything to be placed in the Demised Premises near the glass or any door, partition, wall or window which may be unsightly from outside the Demised Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Demised Premises except to the extent that the character, shape, color material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Demised Premises or install any floor coverings in the Demised Premises or make, paint, cut or drill into, or in any way deface any part of the Demised Premises or building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Demised Premises, or any facility in the building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and, Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at Tenant's expense of such material and dimensions necessary to properly distribute the weight.

(9) OBSTRUCTION OF PUBLIC AREAS. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Demised Premises, and shall move all such items and waste (other than waste customarily removed by building employees) that are at any time being taken from the Demised Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interest of the building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business unless such persons are engaged in illegal activities.

(10) ADDITIONAL LOCKS. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change any existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this lease or of Tenant's possession, Tenant shall surrender all keys to the Demised Premises. Tenant shall be solely responsible for the costs of all locks and keys other than the original set in the premises as of the date of occupancy.

(11) COMMUNICATIONS OR UTILITY CONNECTIONS. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, Tenant must first obtain approval of Landlord, and such installation shall be at Tenant's expense. Tenant shall not install in the Demised Premises any equipment which requires a substantial amount of electrical current without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Demised Premises, taking into account the capacity of the electric wiring in the building and the Demised Premises, taking into account the capacity of the electric wiring in the building and the Demised Premises and the needs of other tenants in the building, and shall not in any event connect a greater load than that which is safe.

(12) OFFICE OF THE BUILDING. Service requirements of Tenant will be attended to only upon application at the Landlord Services office. Employees of Landlord shall not perform any work outside of their duties unless under special instructions from Landlord. Tenant shall appoint a single person to serve as liaison between Tenant and Landlord for purposes of service requirements.

(13) RESTROOMS. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

(14) INTOXICATION. Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.

(15) NUISANCES AND CERTAIN OTHER PROHIBITED USES. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Demised Premises; (b) engage in any mechanical business, utilize any article or thing, or engage in any service in or about the Demised Premises or building, except those ordinarily embraced within the permitted use of the Demised Premises specified in Article 7; (c) use the Demised Premises for housing, lodging, or sleeping purposes; (d) place any antennae on the roof or on or in any part of the inside or outside of the building other than the inside of the Demised Premises, or place a musical or sound producing instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises; (e) use any illumination or power for the operation of any equipment or device other than electricity; (f) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the building or elsewhere; (g) bring or permit to be in the building complex any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird; (h) make or permit any objectionable noise or odor to emanate from the Demised Premises; (i) disturb, solicit or canvass any occupant of the building; (j) do anything in or about the Demised Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the building; (k) perform any scientific experimentation or other processes, whether or not these experiments or processes required any laboratory equipment.

(16) SOLICITATION. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Demised Premises unless ordinarily embraced within the Tenant's use of the Demised Premises specified herein and specific authority granted in the lease agreement.

(17) ENERGY CONSERVATION. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) or any controls.

(18) BUILDING SECURITY. Tenant must follow routine security procedures as set forth by Landlord, and inform all employees of such policies.

(19) PARKING. Parking is in designated parking areas only. There should be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. No vehicles may be abandoned or repaired on the property, and vehicles requiring extended parking should be identified to Landlord.

(20) JANITORIAL SERVICE. Tenants will remove excessive trash from inside and outside their premises and shall deposit same in the dumpsters provided by Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Any requests for extraordinary trash removal should be directed to Landlord Services office.

(21) Landlord reserves the right to make such other reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

(22) TENANTS USE RESTRICTED TO AREAS RENTED. Tenant shall inform all employees that its use of the Premises is restricted to those areas listed in
      Section 1.01 above. No employees, agents, visitors, or any other persons affiliated with Tenant shall have access to areas except those specifically listed in Section 1.01.

(23) WEAPONS. No weapons or firearms may be carried onto the Premises at any time.

(24)  SMOKING. Smoking is not allowed on the Premises.